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                                                                   EXHIBIT 10(c)

                       CONSENT OF BARRY G. SKOLNICK, ESQ.

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus included in Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through Merrill Lynch Life Variable Annuity Separate Account A of Merrill Lynch Life Insurance Company, File No. 333-90243.


                               By:     /s/ BARRY G. SKOLNICK
                                 ------------------------------------
                                       Barry G. Skolnick, Esq.
                                  Senior Vice President and General Counsel

April 17, 2003